INTELGENX TECHNOLOGIES CORP.

DEFERRED SHARE UNIT PLAN

Section 1.	Interpretation and Administrative Provisions

1.1	Purpose

The purposes of the Plan are to: (i) align the interests of Directors of the Corporation with the long term interests of shareholders; and (ii) allow the Corporation to attract and retain high quality Directors.

1.2	Definitions

For the purposes of the Plan, the following terms have the following meanings:

“Affiliate” has the meaning set forth in the Securities Act.

“Award” means a Deferred Share Unit granted under this Plan.

“Award Account” means the notional account maintained for each Participant to which Deferred Share Units are credited.

“Award Date” means the date that retainer compensation is paid to a Participant.

“Award Agreement” means a signed, written agreement between a Participant and the Corporation, substantially in the form attached as Schedule A, subject to any amendments or additions thereto as may, in the discretion of the Board, be necessary or advisable, evidencing the terms and conditions on which an Award has been granted under this Plan.

“Award Value” means such amount as may be determined from time to time by the Board as the original value of the Award to be paid to a Participant and specified in the Participant’s Award Agreement.

“Board” means the board of directors of the Corporation as constituted from time to time.

“Canadian Participant” means any Participant who is not a U.S. Participant and who is a Canadian resident for tax purposes.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations promulgated thereunder.

“Committee” means the committee of the Board to which the Board has delegated responsible for director compensation, currently the Compensation Committee, and in the absence of such a delegation means the Board.

“Common Share” means a “Share” means one (1) common share with $0.00001 par value in the capital stock of the Corporation as constituted on the Effective Date or, in the event of an adjustment contemplated, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment.

“Corporation” means IntelGenx Technologies Corp.

“Date of Grant” means, for a Deferred Share Unit, the date specified by the Board at the time it grants the Award (which, for greater certainty, shall be no earlier than the date on which the Board meets for the purpose of granting such Award) or if no such date is specified, the date upon which the Award was granted.

“Deferred Share Unit” means a right granted to an Eligible Person to receive, as set out in the Plan, the Share Unit Amount.

“Director” means a director of the Corporation who is not an employee of the Corporation or a subsidiary of the Corporation.

“Dividend Deferred Share Unit” has the meaning set out in Section 3.3.

“Effective Date” means the effective date of this Plan, being February 5, 2018.

“Election Notice” means a notice substantially in the form set out as Schedule B, as amended by the Committee from time to time.

“Eligible Person” means any Director of the Corporation.

“Exchange” means such stock exchange or other organized market on which the Shares are or may be listed or posted for trading from time to time, including as applicable the TSX-V or the TSX.

“Expiry Date” means the date set out in the Award Agreement, which may not be later than December 31 of the year following the year in which the Participant ceased to hold all positions with the Corporation.

“Grant Date” means the date the Board completes all requisite actions required to approve the grant of a Deferred Share Unit.

“Market Price” at any date in respect of the Shares shall be the closing price of such Shares on the Exchange (and if listed on more than one stock exchange, then the highest of such closing prices) on the last business day on which the Shares traded, prior to the relevant date. In the event that Shares are traded in different currencies on more than one exchange, the Market Prices of such Shares shall be converted to a common currency based on the Bank of Canada exchange rate for the business day in question. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the Market Price of such Shares as determined by the Board in its sole discretion.

“Participant” means any Eligible Person to whom a Deferred Share Unit is granted.

“Plan” means the IntelGenx Technologies Corp. Deferred Share Unit Plan as amended from time to time.

“Redemption Date” has the meaning set out in Section 3.4.

“Redemption Notice” mean a notice substantially in the form set out as Schedule C, as amended by the Committee from time to time.

“Securities Act” means the Securities Act (Ontario), as amended, or such other successor legislation as may be enacted, from time to time.

“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject, including, without limitation, the Securities Act.

“Share Unit Account” means the notional account maintained for each Participant to which Deferred Share Units are credited.

“Share Unit Amount” has the meaning set out in Section 3.5.

“Termination Date” means the date a Participant ceases to be a Director of the Company for any reason.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“TSX-V” means the TSX Venture Exchange;

“TSX” means the Toronto Stock Exchange;

“U.S. Participant” means, any Participant who is a United States citizen or United States resident alien as defined for purposes of Code Section 7701(b)(1)(A).

“Vested Deferred Share Unit” has the meaning set out in Section 3.8.

“Vesting Date” means the date or dates designated in the Award Agreement, or such earlier date as is provided for in the Plan or is determined by the Committee.

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

1.3	Effective Date of Plan

The effective date of the Plan is February 5, 2018.

Section 2.	Administration

2.1	Administration of the Plan

Subject to the Committee reporting to the Board on all matters relating to this Plan and obtaining approval of the Board for those matters required by the Committee’s mandate, this Plan will be administered by the Committee which has the sole and absolute discretion to: (i) recommend to the Board grants of Deferred Share Units to Eligible Persons; (ii) interpret and administer the Plan; (iii) establish, amend and rescind any rules and regulations relating to the Plan; (iv) establish conditions to the vesting of Deferred Share Units; and (v) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Participants.

To the extent that any Deferred Share Unit granted to a U.S. Participant is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, such Deferred Share Unit shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Code Section 409A. If any provision of the Plan contravenes Code Section 409A or could cause the U.S. Participant to incur any tax, interest or penalties under Code Section 409A, the Committee may, in its sole discretion and without the U.S. Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Code Section 409A, or to avoid incurring taxes, interest or penalties under Code Section 409A, and otherwise (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Participant of the applicable provision without materially increasing the cost to the Corporation or contravening Code Section 409A. However, the Corporation shall have no obligation to modify the Plan or any Deferred Share Unit and does not guarantee that Deferred Share Units will not be subject to taxes, interest and penalties under Code Section 409A.

2.2	Governing Law

The Plan shall be governed by and construed in accordance with the federal laws of Canada applicable therein.

2.3	Determination of Value if Common Shares Not Publicly Traded

Should Common Shares no longer be publicly traded at the relevant time such that the Market Price cannot be determined in accordance with the formula set out in the definition of that term, the Market Price of a Common Share shall be determined by the Board in its sole discretion.

2.4	Taxes and Other Source Deductions

The granting or vesting of each Award under this Plan is subject to the condition that if at any time the Board determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant or vesting, such action is not effective unless such withholding has been effected to the satisfaction of the Board.

2.5	U.S. Participant

Notwithstanding any other provision of the Plan to the contrary, the acceleration of the time of any payment under the Plan is prohibited except as provided in Treasury Regulation Section 1.409A -3(j)(4) and administrative guidance promulgated under Section 409A of the Code.

Section 3.	Deferred Share Units

3.1	Awards of Deferred Share Units

The Board may grant Deferred Share Units to Eligible Persons in its sole discretion. The award of a Deferred Share Unit to an Eligible Person at any time shall neither entitle such Eligible Person to receive nor preclude such Eligible Person from receiving a subsequent grant of Deferred Share Units.

3.2	Election to Defer Director Retainer

An Eligible Person may elect to defer all or any portion of the retainer that would otherwise be received by the Eligible Person in cash, by electing to receive such retainer in the form of Deferred Share Units, by delivering to the Corporation an Election Notice not later than December 31 of the year preceeding the first date of any period in respect of which the retainer would be earned, provided that an Eligible Person who is appointed after December 31 may make an election immediately following their appointment. An Eligible Person who elects to defer retainer compensation by electing to receive such retainer in the form of Deferred Share Units will be awarded the number of Deferred Share Units determined by dividing the dollar amount of the retainer to be deferred by the Market Price of a Common Share as at the Award Date. Elections pursuant to this section, when made, shall be irrevocable and may not be made during a period when the Eligible Person is prohibited from trading in securities of the Corporation by the Corporation’s disclosure and insider trading policy.

3.3	Crediting of Deferred Share Units and Dividend Deferred Share Units

Deferred Share Units granted to a Participant shall be credited to the Participant’s Share Unit Account on the Grant Date. Each grant of Deferred Share Units must be confirmed by an Award Agreement signed by the Corporation and the Participant. From time to time, a Participant’s Share Unit Account shall be credited with Dividend Deferred Share Units in the form of additional Deferred Share Units (“Dividend Deferred Share Units”) in respect of outstanding Deferred Share Units on each dividend payment date in respect of which normal cash dividends are paid on Shares. Such Dividend Deferred Share Units shall be computed as:

a)

the amount of the dividend declared and paid per Common Share multiplied by the number of Deferred Share Units recorded in the Participant’s Share Unit Account on the date for the payment of such dividend, divided by

b)	the Market Price of a Common Share as at the dividend payment date.

3.4	Redemption Date

Awards of Deferred Share Units shall be redeemed on the earlier of:

a)	six months following the date on which a Participant ceases to be an Eligible Person; and

b)	the Expiry Date.

3.5	Redemption of Deferred Share Units

The Corporation shall redeem the Vested Deferred Share Units on the Redemption Date by paying to the Participant an amount (the “Share Unit Amount”) equal to: (A) the number of Vested Deferred Share Units elected to be redeemed multiplied by (B) the Market Price, less statutorily required applicable withholding taxes. The Share Unit Amount shall be paid as a lump-sum by the Corporation within ten business days of the Redemption Date.

3.6	Effect of Redemption of Deferred Share Units.

A Participant shall have no further rights respecting any Vested Deferred Share Unit which has been redeemed in accordance with the Plan.

3.7	Reporting of Deferred Share Units

Statements of the Share Unit Accounts will be made available to Participants at least annually.

3.8	Vesting Date

Each Deferred Share Unit shall vest (become a “Vested Deferred Share Unit”) on the Vesting Date, conditional on the satisfaction of any additional vesting conditions established by the Committee from time to time. Dividend Deferred Share Units shall vest at the same time and in the same proportion as the associated Deferred Share Units. Notwithstanding any other provision of the Plan, each Deferred Share Unit received pursuant to an election to defer retainer compensation under Section 3.2, shall be a Vested Deferred Share Unit on the Date of Grant.

3.9	Ceasing to be an Eligible Person

If a Participant ceases to be an Eligible Person, except to the extent specifically provided to the contrary in the Award Agreement, all the Participant’s Deferred Share Units and related Dividend Deferred Share Units shall vest immediately prior to the Participant’s Termination Date.

Section 4.	General

4.1	Capital Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other change in the capital of the Corporation affecting Common Shares, the Committee will make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change (for the purpose of preserving the value of the Deferred Share Units), with respect to (i) the number or kind of shares or other securities on which the Deferred Share Units and Dividend Deferred Share Units are based; and (ii) the number of Deferred Share Units and Dividend Deferred Share Units.

4.2	Amendment, Suspension, or Termination of Plan

The Committee may amend, suspend or terminate the Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Exchange), if any, that require the approval of shareholders or any governmental or regulatory body.

If this Plan is terminated, the provisions of this Plan and any administrative guidelines, and other rules adopted by the Board and in force at the time of this Plan, will continue in effect as long as a Deferred Share Unit or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan or the Deferred Share Units it would be entitled to make if the Plan were still in effect.

The Board may amend or modify any outstanding Deferred Share Unit in any manner to the extent that the Board would have had the authority to initially grant the award as so modified or amended; provided that, where such amendment or modification is materially adverse to the holder, the consent of the holder is required to effect such amendment or modification.

4.3	Non-Exclusivity

Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Participant, subject to any required regulatory or shareholder approval.

4.4	Unfunded Plan

To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Corporation.

4.5	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and each Participant, including without limitation, the legal representative of a Participant, or any receiver or trustee in bankruptcy or representative of the creditors of the Corporation or a Participant.

4.6	Transferability of Awards

Rights respecting Deferred Share Units and Dividend Deferred Share Units shall not be transferable or assignable other than by will or the laws of descent and distribution.

4.7	No Special Rights

Nothing contained in the Plan or in any Deferred Share Unit or Dividend Deferred Share Unit will confer upon any Participant any right to be nominated as a Director of the Corporation or interfere in any way with the right of the Corporation at any time to accept the resignation of the Participant or not nominate the Participant for election as a Director of the Corporation.

Deferred Share Units and Dividend Deferred Share Units shall not be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares, nor shall any Participant be considered the owner of Common Shares by virtue of his ownership of Deferred Share Units or Dividend Deferred Share Units.

4.8	Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under Canadian, U.S. or other applicable jurisdiction’s tax laws within the periods specified in those laws as a result of the Participant’s participation in the Plan. No Corporation shall be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan.

4.9	No Liability

The Corporation shall not be liable to any Participant for any loss resulting from a decline in the market value of any Common Shares.

SCHEDULE A

INTELGENX TECHNOLOGIES CORP. DEFERRED SHARE UNIT PLAN

AWARD AGREEMENT FOR DEFERRED SHARE UNITS

[Name of Director] (the “Participant”)

Pursuant to the IntelGenx Technologies Corp. Deferred Share Unit Plan effective February 5, 2018, (the “Plan”), and in consideration of services provided to the Corporation by the Participant IntelGenx Technologies Corp. hereby grants to the Participant ______ Deferred Share Units under the Plan.

All capitalized terms not defined in this Award Agreement have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan.

The Vesting Date for this award is the Grant Date. The Expiry Date of the award is December 31 of the year following the year in which the Participant resigns or is not re-elected as a Director of the Corporation and also has ceased to hold any other position with the Corporation.

Subject to any provisions to the contrary in an Election Notice, IntelGenx Technologies Corp. and the Participant understand and agree that the granting and redemption of these Deferred Share Units and any related Dividend Deferred Share Units are subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant, all of which are incorporated into and form a part of this Award Agreement.

DATED **** ____, 2018.

INTELGENX TECHNOLOGIES CORP.

Per:

I agree to the terms and conditions set out herein.

Name:

SCHEDULE B

INTELGENX TECHNOLOGIES CORP. DEFERRED SHARE UNIT PLAN

ELECTION NOTICE FOR DEFERRED SHARE UNITS

To: IntelGenx Technologies Corp.

Pursuant to the IntelGenx Technologies Corp. Deferred Share Unit Plan effective February 5, 2018 (the “Plan”), the undersigned hereby elects to receive

o	______________ %;
o	$ _____________ ; or
o	All of the Participant’s retainer excess of $ ___________

of the undersigned’s cash director retainer in respect of the year ending December 31, 2018, in the form of Deferred Share Units under the Plan. This election is irrevocable for such year’s retainer.

Notwithstanding any other provision of the Plan or the Award Agreement, the Deferred Share Units awarded pursuant to this Election Notice will vest immediately.

All capitalized terms not defined in this Election Notice have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan.

Subject to any provisions to the contrary in this Election Notice, IntelGenx Technologies Corp. and the Participant understand and agree that the granting and redemption of these Deferred Share Units are subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant, all of which are incorporated into and form a part of this Election Notice.

DATED
Name: